Exhibit 99.1

Akcea Announces Appointment of New Chief Medical Officer

Dr. William Andrews brings two decades of global industry experience, including more than 13 years in rare diseases and seven product launches

BOSTON, July 9, 2020 – Akcea Therapeutics, Inc. (NASDAQ: AKCA), a majority-owned affiliate of Ionis Pharmaceuticals, Inc., today announced that William Andrews, MD, FACP, has joined the company as chief medical officer (CMO), effective immediately. Dr. Andrews will lead medical, clinical and regulatory functions in support of the company’s two commercial-stage products TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen) and will also guide development of the multiple clinical-stage therapeutics in the pipeline. Former CMO Louis St. L. O’Dea, MB, BCh, BAO, FRCP(C), will serve as an advisor to the company to ensure a smooth transition.

“We are pleased to have Will join our leadership team as we continue to optimize our commercial and business strategies for TEGSEDI and WAYLIVRA and to progress our promising pipeline of novel drugs positioned to address major areas of unmet need in global health. His depth of experience in rare diseases will be especially valuable during this pivotal time at the company,” said Damien McDevitt, Ph.D., chief executive officer at Akcea. “On behalf of the entire team and board, I also want to thank Louis for his years of dedicated service to Akcea and helping position us well for future successes.”

Dr. Andrews brings to Akcea two decades of life sciences experience in clinical development, medical affairs and medical/commercial strategy, including more than 13 years in rare diseases, and seven product launches. Most recently he served as chief medical officer at Acer Therapeutics where he managed and led clinical development programs for rare diseases including Vascular Ehlers-Danlos syndrome, a fatal connective tissue disorder, and rare metabolic and oncology disorders. Prior to Acer, Dr. Andrews was a principal consultant at Aletheia Lifesciences where he provided biopharmaceutical companies with strategic consulting and product specific work in clinical trial design, clinical development, medical affairs, and pre-market strategy and planning. Before that, he worked at Aegerion Pharmaceuticals as senior vice president of business development and vice president of medical affairs. He also previously worked at Santhera Pharmaceuticals, Inc. and Sepracor, Inc. (now Sunovion Pharmaceuticals).

Dr. Andrews practiced Internal Medicine full-time for seven years before joining the life sciences industry and continued practicing after joining industry through 2012. During this time, he served as Clinical Faculty in Internal Medicine at Harvard Medical School and Attending Physician in Internal Medicine at Brigham and Women’s Hospital in Boston. He earned his Doctor of Medicine degree from Yale University School of Medicine and his bachelor’s degree in biology from Harvard College.

“I am excited to be joining Akcea and look forward to working with the outstanding leadership team here in progressing the company’s multiple promising antisense therapies toward later-stage clinical development, with the goal of getting safe and effective therapies to patients in medical need,” said Dr. Andrews. “There are thousands of patients worldwide suffering from devastating rare diseases, and they depend on the efforts of companies like Akcea to bring them much needed treatment options. I am honored to be part of that work.”

ABOUT AKCEA THERAPEUTICS, INC.

Akcea Therapeutics, Inc., a majority-owned affiliate of Ionis Pharmaceuticals, Inc. (NASDAQ: IONS), is a biopharmaceutical company focused on developing and commercializing medicines to treat patients with serious and rare diseases. Akcea is commercializing TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen), as well as advancing a mature pipeline of novel medicines, including AKCEA-APO(a)-LRx, vupanorsen (AKCEA-ANGPTL3-LRx), AKCEA-APOCIII-LRx, and AKCEA-TTR-LRx, with the potential to treat multiple diseases. All six medicines were discovered by Ionis, a leader in antisense therapeutics, and are based on Ionis’ proprietary antisense technology. TEGSEDI is approved in the U.S., E.U., Canada and Brazil, and WAYLIVRA is approved in the E.U. Akcea is headquartered in Boston, Massachusetts, and is building the infrastructure to commercialize its medicines globally. Additional information about Akcea is available at www.akceatx.com and you can follow the Company on Twitter at @akceatx.

FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements regarding the business of Akcea Therapeutics, Inc. Any statement describing Akcea’s goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of Akcea’s medicines in development is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Akcea’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Akcea’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Akcea. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Akcea’s programs are described in additional detail in Akcea’s quarterly reports on Form 10-Q and annual reports on Form 10-K, which are on file with the SEC. Copies of these and other documents are available from the company.

In this press release, unless the context requires otherwise, “Ionis,” “Akcea,” “Company,” “Companies,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and/or Akcea Therapeutics.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc., Akcea Therapeutics®, TEGSEDI® and WAYLIVRA® are trademarks of Akcea Therapeutics, Inc.

For further information:

Akcea Investor Contact:

Matt Roache, Director, Investor Relations

617-841-9535

mroache@akceatx.com

Akcea Media Contacts:

Angelyn Lowe, Executive Director, Corporate Communications and Investor Relations

442-287-0470

alowe@akceatx.com

Lynn Granito, Berry & Company

212 253-8881

lgranito@berrypr.com